Securities and Exchange Commission
Washington, D.C.

Form 8-A

For Registration of Certain Classes of Securities
Pursuant to Section 12(b) or (g) of the
Securities Exchange Act of 1934

First Trust Exchange-Traded Fund IV
(Exact name of registrant as specified in its charter)
Massachusetts	See Exhibit 1
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)
120 East Liberty Drive, Suite 400, Wheaton, Illinois	60187
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Shares of Beneficial Interest, $.01 par value per share, of FT Vest TSLA & Target Income ETF	Cboe BZX Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.--

[X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.--

[  ]

Securities Act registration statement file number to which this form relates: 333-174332.

Securities to be registered pursuant to Section 12(g) of the Act:

None
Title of Each Class to be Registered

Information Required in Registration Statement

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereunder are common shares of beneficial interest, $0.01 par value per share (the “Shares”) of the FT Vest TSLA & Target Income ETF (the “Fund”), a series of the First Trust Exchange-Traded Fund IV (the “Registrant”). An application for listing of the Shares of the Fund has been filed with and approved by Cboe BZX Exchange, Inc. A description of the Shares is contained in the Prospectus, which is a part of the Registration Statement on Form N-1A (Registration Nos. 333-174332 and 811-22559), filed with the Securities and Exchange Commission on August 11, 2026. Such description is incorporated by reference herein.

Item 2.	Exhibits

Pursuant to the “Instruction as to Exhibits” of Form 8-A, no exhibits are filed herewith or incorporated by reference.

Signature

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

First Trust Exchange-Traded Fund IV

By:	/s/ W. Scott Jardine
W. Scott Jardine, Secretary

August 14, 2026

Exhibit 1

Fund	I.R.S. Employer Identification No.
FT Vest TSLA & Target Income ETF	41-4518019